EMPLOYMENT SERVICES AGREEMENT

This Employment Services Agreement (the “Agreement”) is entered into as of the 1st day of December, 2011, by and between Li3 Energy, Inc., a Nevada corporation, with a business address of Av. Pardo y Aliaga 699 Of. 802 Lima 27, Perú (the “Company”), and Luis Santillana, an individual residing at Flat 5, 1 Somerset Road, London, SW19 5JU (“Executive”).

INTRODUCTION

WHEREAS, the Company is in the mining exploration and development business (the “Business”); and

WHEREAS, the Executive has been offered the position of the Vice President of Finance of the Company beginning on even date hereof; and

WHEREAS, the Executive desires to be employed by the Company as its Vice President of Finance and the Company wishes to employ the Executive in such capacity subject to the terms of this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

1.          Employment Period. The term of the Executive’s employment by the Company pursuant to this Agreement (the “Employment Period”) shall commence on January 1, 2012 (the “Effective Date”) and shall continue for a period of one year from the Effective Date. Thereafter, the Employment Period shall automatically renew for a successive period of one (1) year, unless either party shall have given to the other at least thirty (30) days’ prior written notice of their intention not to renew the Executive’s employment prior to the end of the Employment Period or the then applicable renewal term, as the case may be. In any event, the Employment Period may be terminated as provided herein.

2.          Employment; Duties.

(a)          General.          Subject to the terms and conditions set forth herein, the Company shall employ the Executive to act as the Vice President of Finance of the Company during the Employment Period, and the Executive hereby accepts such employment. The duties and responsibilities of the Executive shall include such duties and responsibilities appropriate to such office as the Company’s Board of Directors (the “Board”) or the Chief Executive Officer (the “CEO”) may from time to time reasonably assign to Executive

(b)          Executive recognizes that during the period of Executive's employment hereunder, Executive owes an undivided duty of loyalty to the Company, and Executive will use Executive's good faith efforts to promote and develop the business of the Company and its subsidiaries (the Company’s subsidiaries from time to time, together with any other affiliates of the Company, the “Affiliates”). Executive shall devote all of Executive’s business time, attention and skills to the performance of Executive’s services as the Vice President of Finance of the Company. Recognizing and acknowledging that it is essential for the protection and enhancement of the name and business of the Company and the goodwill pertaining thereto, Executive shall perform the Executive’s duties under this Agreement professionally, in accordance with the applicable laws, rules and regulations and such standards, policies and procedures established by the Company and the industry from time to time. The particular job responsibilities of the Executive are set forth in Exhibit A attached hereto.

1

(c)          However, the parties agree that: (i) Executive may devote a reasonable amount of his time to civic, community, or charitable activities and may serve as a director of other corporations (provided that any such other corporation is not a competitor of the Company, as determined by the Board) and to other types of business or public activities not expressly mentioned in this paragraph; and (ii) Executive may participate as a non-employee director and/or investor in other companies and projects as described by Executive to the Board, so long as Executive’s responsibilities with respect thereto do not conflict or interfere with the faithful performance of his duties to the Company.

(d)          Place of Employment.        The Executive’s services shall be performed at the Company’s offices located in Chile, any other locus where the Company now or hereafter has a business facility and at any other location where Executive’s presence is necessary to perform his duties. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

3.          Base Salary. The Executive shall be entitled to receive an annual salary from the Company during the Employment Period of $185,000 (the “Base Salary”). Such Base Salary may be increased on each anniversary of the Effective Date, at the Board’s sole discretion. The parties expressly agree that what the Executive receives now or in the future, in addition to the regular Base Salary, whether this be in the form of benefits or regular or occasional aid/assistance, such as recreation, club memberships, meals, education for him or his family, vehicle, lodging or clothing, occasional bonuses or anything else he receives, during the Employment Period and any renewals thereof, in cash or in kind, shall not be deemed as salary. However, because the Company is a public company subject to the reporting requirements of, inter alia, the US Securities and Exchange Commission, both parties acknowledge that the Executive’s annual compensation (as determined by the rules of the SEC or any other regulatory body or exchange having jurisdiction), which may include some or all of the foregoing, may be required to be publicly disclosed.

4.          Bonus.

(a)           The Company will pay the Executive a bonus of $40,000, payable one half on the Effective Date, and one-half upon the completion of the relocation of Executive and his family to Chile. Additionally, the Company may pay the Executive an annual bonus up to 50% of the then applicable Base Salary Executive’s Base Salary (the “Annual Bonus”), at such time as may be determined by the Board in its sole discretion. The Board may or may not determine that all or any portion of the Annual Bonus shall be earned upon the achievement of operational, financial or other milestones (“Milestones”) established by the Board and that all or any portion of any Annual Bonus shall be paid in cash, securities or other property.

2

          (b)           The Executive shall be eligible to participate in any other bonus or incentive program established by the Company for executives of the Company.

5.	Other Benefits

(a)          Insurance and Other Benefits. During the Employment Period, the Executive and his dependents shall be entitled to participate in the Company’s insurance programs and any benefit plans, as the same may be adopted and/or amended from time to time (the “Benefits”). The Executive shall be bound by all of the policies and procedures established by the Company from time to time. However, in case any of those policies conflict with the terms of this Agreement, the terms of this Agreement shall control.

(b)          Vacation. During the Employment Period, the Executive shall be entitled to an annual vacation of 20 working days.

(c)          Expense Reimbursement. The Company shall reimburse the Executive for all reasonable business, promotional, travel and entertainment expenses ("Reimbursable Expenses") incurred or paid by the Executive during the Employment Period in the performance of Executive’s services under this Agreement, provided that the Executive furnishes to the Company appropriate documentation required by the Internal Revenue Code in a timely fashion in connection with such expenses and shall furnish such other documentation and accounting as the Company may from time to time reasonably request.

(d)          Relocation Expense. The Company will reimburse the Executive the reasonable costs of Executive’s relocation, airfares, shipment of goods, temporary accommodations and related expenses, provided that the Executive furnishes to the Company appropriate receipts in a timely fashion in connection with such expenses and shall furnish such other documentation and accounting as the Company may from time to time reasonably request. Further, Company agrees to reimburse Executive for reasonable travel expenses for a maximum of four (4) months in connection with Executive’s visits to home country during the relocation period. In the first twelve months of employment, should the Executive’s employment with Company be terminated for Cause or by the Executive voluntarily for without Good Reason, Executive will be responsible for reimbursing Company for pro-rated Relocation Expenses.

5.1          Restricted Stock Units.

(a)          Grant of Restricted Stock Unit.          As of the Effective Date, the Company shall grant to the Executive an award of two hundred and fifty thousand (250,000) restricted stock units of the Company’s Common Stock (the “Restricted Stock Units”) under the Company’s 2009 Equity Incentive Plan as amended (the “2009 Plan”). Such grant shall be evidenced by a Restricted Stock Unit Agreement issued by the Company as contemplated in the 2009 Plan and approved by the Board.

(b)          Vesting.          The Restricted Stock Units shall vest over a period as defined in the Restricted Stock Unit Agreement. . There will be no cash distribution upon the vesting of Restricted Stock Units. Instead, vested Restricted Stock Units shall cause the underlying Shares to be released per the terms of the Restricted Stock Unit Agreement.

3

(c)          Termination of Employment; Accelerated Vesting.

(i)          If the Executive’s employment is terminated (A) in connection with a Change of Control, as defined below, (B) by the Company without Cause, or (C) by the Executive for Good Reason, as defined below, all unvested Restricted Stock shall immediately vest and the underlying Shares delivered effective the date of termination of employment. This acceleration and expiration provisions shall not apply with respect to a Change of Control following which the Executive remains Vice President of Finance or continues to perform the functions and be responsible for duties significantly and substantially similar to those of such position.

(ii)          If the Executive’s employment is terminated for any other reason (including, without limitation, on account of the death or Permanent Disability, as defined below), all unvested Restricted Stock Units shall immediately expire effective as of the date of termination of Employment.

(d)          Change of Control.       For purposes of this Agreement, “Change of Control” means the occurrence of, or a Board vote to approve, any of the following:

(i)          any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the surviving business entity;

(ii)          any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer; or

(iii)          the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company.

5.2          Stock Options.

(a)          Grant of Options.          As of the Effective Date, the Company shall grant the Executive an option to purchase an aggregate of two hundred and fifty thousand shares of the Company’s Common Stock (the “Options”) under the 2009 Plan. Such grant shall be evidenced by a Stock Option Agreement issued by the Company as contemplated by the 2009 Plan and approved by the Board. In subsequent years the Executive shall be eligible for such grants of Options and other permissible awards under the 2009 Plan as the Compensation Committee of the Company, if any, or the Board shall determine.

(b)          Option Price; Term. The per share exercise price of the Options shall be forty cents ($.40) per share. The term of the Options (i.e., the length of time during which the Options may be exercised) shall be five years from the date of the grant.

4

(c)          Exercise.          The Options shall become exercisable after the termination of eighteen months from the Effective Date.

(d)          Payment. The full consideration for any shares purchased by the Executive upon exercise of the Options shall be paid in cash.

(e)          Termination of Employment; Accelerated Vesting.

          (i)          If the Executive’s employment is terminated for Cause, as such term is defined below, all Options, whether or not vested, shall immediately expire effective as of the date of termination of employment.

          (ii)          If the Executive’s employment is terminated voluntarily by the Executive without Good Reason, as such term is defined below, all unvested Options shall immediately expire effective the date of termination of employment. Vested Options, to the extent unexercised, shall expire one month after the termination of employment.

          (iii)          If the Executive’s employment terminates on account of death or Permanent Disability, all unvested Options shall immediately expire effective the date of termination of employment. Vested Options, to the extent unexercised, shall expire nine months after the termination of employment.

          (iv)          If the Executive’s employment is terminated (A) in connection with a Change of Control, as defined above, (B) by the Company without Cause or (C) by the Executive for Good Reason, all unvested Options shall immediately vest and become exercisable effective the date of termination of employment, and, to the extent unexercised, shall expire nine months after any such event. These acceleration and expiration provisions shall not apply with respect to a Change of Control following which the Executive remains Vice President of Finance or continues to perform functions and be responsible for duties significantly and substantially similar to those of such position.

6.          Termination; Compensation Due Upon Termination of Employment. Employee’s employment with the Company shall be entirely “at-will,” meaning that either Executive or the Company may terminate such employment relationship by terminating this Agreement in writing delivered to the other party at any time for any reason or for no reason at all, subject, however, to the following. The Executive's employment hereunder may terminate as provided in paragraphs (a) through (e) below. The Executive’s right to compensation for periods after the date the Executive’s employment with the Company terminates shall be determined in accordance with the provisions of paragraphs (a) through (e) below:

(a)          Voluntary Resignation; Termination without Cause.

(i) Voluntary Resignation.          The Executive may terminate his employment at any time upon thirty (30) days prior written notice to the Company. In the event of the Executive’s voluntary termination of his employment other than for Good Reason (as defined below), the Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 3 or 4, except as otherwise required by this Agreement or by applicable law, to provide the benefits described in Section 5, for periods after the date on which the Executive's employment with the Company terminates due to the Executive 's voluntary termination, except for the payment of the Base Salary accrued through the date of such resignation.

5

(ii) Termination without Cause.

(A)    If the Executive’s employment is terminated by the Company without Cause, the Company shall (x) continue to pay the Executive the Base Salary (at the rate in effect on the date the Executive’s employment is terminated) until the end of the Severance Period (as defined in Section 6(e) below), (y) with respect to the Annual Bonus, to the extent the Milestones are achieved, pay the Executive a pro rata portion of the Annual Bonus for the year of the Employment Period on the date such Annual Bonus would have been payable to the Executive had the Executive remained employed by the Company, and (z) pay any other accrued compensation and Benefits. The Executive shall not have any further rights under this Agreement or otherwise to receive any other compensation or benefits after such termination of employment.

(B)    If, following a termination of employment without Cause, the Executive breaches the provisions of Sections 7 or 8 hereof, the Executive shall not be eligible, as of the date of such breach, for the payments and benefits described in Section 6(a)(ii), and any and all obligations and agreements of the Company with respect to such payments shall thereupon cease.

(b)          Discharge for Cause. Upon (i) written notice to the Executive, the Company may terminate the Executive’s employment for “Cause” if any of the following events shall occur:

(i)          any act or omission that constitutes a material breach by the Executive of any of its or his obligations under this Agreement;

(ii)          the willful and continued failure or refusal of the Executive to satisfactorily perform the duties reasonably required of him as an employee of the Company;

(iii)          the Executive’s conviction of, or plea of nolo contendere to, (i) any felony or (ii) a crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations;

(iv)          the Executive’s engaging in any misconduct, negligence, act of dishonesty (including, without limitation, theft or embezzlement), violence, threat of violence or any activity that could result in any violation of federal securities laws, in each case, that is injurious to the Company or any of its Affiliates;

(v)          the Executive’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company;

(vi)          the Executive’s refusal to follow the directions of the Board;

6

(vii)          any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates, or

(viii)          the Executive’s breach of his obligations under Section 7 or Section 8.

In the event Executive is terminated for Cause, the Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 3 or 4, or, except as otherwise required by law, to provide the benefits described in Section 5, for periods after the Executive's employment with the Company is terminated on account of the Executive's discharge for Cause except for the then applicable Base Salary accrued through the date of such termination.

(c)          Disability. The Company shall have the right, but shall not be obligated to terminate the Executive's employment hereunder in the event the Executive becomes disabled such that he is unable to discharge his duties to the Company for a period of ninety (90) consecutive days or one hundred twenty (120) days in any one hundred eighty (180) consecutive day period, provided longer periods are not required under applicable local labor regulations (a "Permanent Disability"). In the event of a termination of employment due to a Permanent Disability, then the Company shall be obligated to continue to make payments to the Executive in an amount equal to the then applicable Base Salary for the Severance Period (as defined below) after the Executive’s employment with the Company is terminated due to a Permanent Disability. A determination of a Permanent Disability shall be made by a physician satisfactory to both the Executive and the Company; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and those two physicians together shall select a third physician, whose determination as to a Permanent Disability shall be binding on all parties.

(d)          Death. The Executive's employment hereunder shall terminate upon the death of the Executive. The Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 3 or 4, or, except as otherwise required by law or the terms of any applicable benefit plan, to provide the benefits described in Section 5, for periods after the date of the Executive's death except for then applicable Base Salary earned and accrued through the date of death, payable to the Executive or his successor.

(e)          Termination for Good Reason. The Executive may terminate this Agreement at any time for Good Reason. In the event of termination under this Section 6 (e), Company shall pay to the Executive severance in an amount equal to the then applicable Base Salary for a period equal to nine (9) months (the “Severance Period”)] subject to the Executive’s continued compliance with Sections 7 and 8 of this Agreement for the applicable Severance Period following the Executive’s termination, and subject to the Company’s regular payroll practices and required withholdings. Such severance shall be reduced by any cash remuneration paid to the Executive because of the Executive’s employment or self-employment during the Severance Period. The Executive shall continue to receive all Benefits during the Severance Period. The Executive shall not have any further rights under this Agreement or otherwise to receive any other compensation or benefits after such resignation. For the purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s express written consent):

7

(i) the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date;

(ii) removal of the Executive from his position as Vice President of Finance, or the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed as Vice President of Finance , within twelve (12) months after a Change of Control (as defined above);

(iii) a reduction by the Company in the then applicable Base Salary or other compensation, unless said reduction is pari passu with other senior executives of the Company;

(iv) the taking of any action by the Company that would, directly or indirectly, materially reduce the Executive’s benefits, unless said reductions are pari passu with other senior executives of the Company; or

(v) a breach by the Company of any material term of this Agreement that is not cured by the Company within 30 days following receipt by the Company of written notice thereof.

(f)    Notice of Termination.    Any termination of employment by the Company or the Executive shall be communicated by a written ‘‘Notice of Termination’’ to the other party hereto given in accordance with Section 14 of this Agreement. In the event of a termination by the Company for Cause, the Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specify the date of termination, which date shall be the date of such notice. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(g)    Resignation from Directorships and Officerships.    The termination of the Executive’s employment for any reason will constitute the Executive’s resignation from (i) any director, officer or employee position the Executive has with the Company or any of its Affiliates, and (ii) all fiduciary positions (including as a trustee) the Executive holds with respect to any employee benefit plans or trusts established by the Company. The Executive agrees that this Agreement shall serve as written notice of resignation in this circumstance, unless otherwise required by any plan or applicable law.

8

7.	Non-Competition; Non-Solicitation.

(a)          For the duration of the Employment Period and, unless the Company terminates the Executive’s employment without Cause, during the Severance Period (the “Non-compete Period”), the Executive shall not, directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend any credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages or conducts any business in competition with the Business or any other business engaged in or proposed to be engaged in or conducted by the Company and/or any of its Affiliates during the Employment Period, or then included in the future strategic plan of the Company and/or any of its Affiliates, anywhere within the countries in which the Company or any of its Affiliates at that time is operating; provided, however, that the Executive may own less than 5% in the aggregate of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) including those engaged in the mining business, other than any such enterprise with which the Company competes or is currently engaged in a joint venture, if such securities are listed on any national or regional securities exchange or have been registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, if the Executive shall present to the Board any opportunity within the scope of the prohibited activities described above, and the Company shall not elect to pursue such opportunity within a reasonable time, then the Executive shall be permitted to pursue such opportunity, subject to the requirements of Section 2(b).

(b)          During the Employment Period and for a period of 18 months following termination of the Executive’s employment with the Company, the Executive shall not:

(i) persuade, solicit or hire, or attempt to recruit, persuade, solicit or hire, any employee, or independent contractor of, or consultant to, the Company, or its Affiliates, to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement; or

(ii) attempt in any manner to solicit or accept from any customer or client of the Company or any of its Affiliates, with whom the Company or any of its Affiliates had significant contact during the term of the Agreement, business of the kind or competitive with the business done by the Company or any of its Affiliates with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company or any of its Affiliates or if any such customer elects to move its business to a person other than the Company or any of its Affiliates, provide any services (of the kind or competitive with the Business of the Company or any of its Affiliates) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person.

9

          The Executive recognizes and agrees that because a violation by him of his obligations under this Section 7 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond. The Non-compete Period will be extended by the duration of any violation by the Executive of any of his obligations under this Section 7.

          The Executive expressly agrees that the character, duration and scope of the covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of the Executive, on the one hand, and the Company, on the other, that the covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of the Executive which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of the covenant not to compete.

8.	Confidentiality Covenants.

(a)          The Executive understands that the Company and/or its Affiliates, from time to time, may impart to him confidential information, whether such information is written, oral or graphic.

          For purposes of this Agreement, “Confidential Information” means information, which is used in the business of the Company or its Affiliates and (i) is proprietary to, about or created by the Company or its Affiliates, (ii) gives the Company or its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Affiliates, (iii) is designated as Confidential Information by the Company or its Affiliates, is known by the Executive to be considered confidential by the Company or its Affiliates, or from all the relevant circumstances should reasonably be assumed by the Executive to be confidential and proprietary to the Company or its Affiliates, or (iv) is not generally known by non-Company personnel. Such Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

(i) Internal personnel and financial information of the Company or its Affiliates, information regarding mining properties including reserve information, vendor information (including vendor characteristics, services, prices, lists and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company or its Affiliates;

(ii) Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, bidding, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes, and future plans and potential strategies (including, without limitation, all information relating to any mining prospects and the identity of any key contact within the organization of any acquisition prospect) of the Company or its Affiliates which have been or are being discussed;

10

(iii) Names of customers and their representatives, contracts (including their contents and parties), customer services, and the type, quantity, specifications and content of products and services purchased, leased, licensed or received by customers of the Company or its Affiliates; and

(iv) Confidential and proprietary information provided to the Company or its Affiliates by any actual or potential customer, government agency or other third party (including businesses, consultants and other entities and individuals).

The Executive hereby acknowledges the Company’s exclusive ownership of such Confidential Information.

(b)          The Executive agrees as follows: (1) only to use the Confidential Information to provide services to the Company and its Affiliates; (2) only to communicate the Confidential Information to fellow employees, agents and representatives on a need-to-know basis; and (3) not to otherwise disclose or use any Confidential Information, except as may be required by law or otherwise authorized by the Board. Upon demand by the Company or upon termination of the Executive’s employment, the Executive will deliver to the Company all manuals, photographs, recordings and any other instrument or device by which, through which or on which Confidential Information has been recorded and/or preserved, which are in the Executive’s possession, custody or control.

9.          Representation. The Executive hereby represents that his entry into this Employment Agreement and performance of the services hereunder will not violate the terms or conditions of any other agreement to which the Executive is a party.

10.          Arbitration. In the event of any breach arising from the performance of this Agreement, either party may request arbitration. In such event, the parties will submit to arbitration by a qualified arbitrator with the definition and laws of the State of New York. Such arbitration shall be final and binding on both parties.

11.          Governing Law/Jurisdiction. This Agreement and any disputes or controversies arising hereunder shall be construed and enforced in accordance with and governed by the internal laws of the State of New York without regard to the conflicts of laws principles thereof.

12.          Public Company Obligations. Executive acknowledges that the Company is a public company whose Common Stock has been registered under the US Securities Act of 1933, as amended (the “Securities Act”), and registered under the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that this Agreement may be subject to the public filing requirements of the Exchange Act. Executive acknowledges and agrees that the applicable insider trading rules, transaction reporting rules, limitations on disclosure of non-public information and other requirements set forth in the Securities Act, the Exchange Act and rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) may apply to this Agreement and Executive’s employment with the Company. Executive (on behalf of himself as well as his executors, heirs, administrators and assigns) absolutely and unconditionally agrees to indemnify and hold harmless the Company and all of its past, present and future affiliates, executors, heirs, administrators, shareholders, employees, officers, directors, attorneys, accountants, agents, representatives, predecessors, successors and assigns from any and all claims, debts, demands, accounts, judgments, causes of action, equitable relief, damages, costs, charges, complaints, obligations, controversies, actions, suits, proceedings, expenses, responsibilities and liabilities of every kind and character whatsoever (including, but not limited to, reasonable attorneys’ fees and costs) in the event of Executive’s breach of any obligation of Executive under the Securities Act, the Exchange Act, any rules promulgated by the SEC and any other applicable federal, state or foreign laws, rules, regulations or orders.

11

13.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes and cancels any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

14.          Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

(a)          to the Company at:

Li3 Energy, Inc.

Av. Pardo y Aliaga 699

Of. 802

Lima 27, Perú

Attn: Board of Directors

Fax: 511 4211649

with a copy to:

Gottbetter & Partners, LLP

488 Madison Avenue

New York, NY 10022-5718

Attn: Adam S. Gottbetter

Fax: (212) 400-6901

(b)          to the Executive at:

Luis Santillana

Flat 5

1 Somerset Road

London

SW19 5JU

UK

12

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

15.          Severability. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

16.          Waiver. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

17.          Successors and Assigns. This Agreement shall be binding upon the Company and any successors and assigns of the Company. Neither this Agreement nor any right or obligation hereunder may be assigned by the Executive. The Company may assign this Agreement and its right and obligations hereunder, in whole or in part.

18.          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

19.          Headings. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

20.          Opportunity to Seek Advice. The Executive acknowledges and confirms that he has had the opportunity to seek such legal, financial and other advice and representation as he has deemed appropriate in connection with this Agreement, that he is fully aware of its legal effect, and that Executive has entered into it freely based on his judgment and not on any representations or promises other than those contained in this Agreement.

13

21.          Withholding and Payroll Practices. All salary, severance payments, bonuses or benefits payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law and shall be paid in the ordinary course pursuant to the Company’s then existing payroll practices.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Li3 Energy, Inc.,
a Nevada corporation

By:	/s/ Luis Saenz
Name: Luis Saenz
Title: CEO

EXECUTIVE:

/s/ Luis Santillana
Luis Santillana

14

EXHIBIT A

Description of Executive’s Duties

Luis Santillana

Vice President of Finance

The Vice President of Finance is directly accountable to the Board of Directors.

Among other things, the Vice President of Finance will set and implement the financial goals and objectives of the Company and will give direction and leadership toward:

•	Capital Planning

•	Fundraising

•	Deal Management (Due Diligence, Negotiating, Valuation)

•	Financial Oversight (Analysis, Budgeting, Forecasting, Accounting, Reporting)

•	Risk Management

•	Audit Support

•	Board Support

•	Investor Relations

•	Financial System Oversight

•	Regulatory Compliance

•	Stewardship (People and Assets).

15